CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH IMMATERIAL AND THE TYPE OF INFORMATION THAT INNOVATIVE SOLUTIONS AND SUPPORT, INC. TREATS AS CONFIDENTIAL. ACCORDINGLY, SUCH INFORMATION HAS BEEN OMITTED AND REPLACED WITH “[***]”.

AMENDMENT NO. 3

to

ASSET PURCHASE AND LICENSE AGREEMENT No. [***]

between

HONEYWELL INTERNATIONAL INC.

and

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

_______________________________

Honeywell International Inc., a Delaware corporation (“Seller”) and Innovative Solutions and Support, Inc., a Pennsylvania corporation (“Purchaser”) entered into an Asset Purchase and License Agreement, dated June 30, 2023, (the “Agreement”), and Amendment 1 to the Main Agreement, dated October 12, 2023 (“Amendment 1” ) and Amendment 2 to the Main Agreement, dated March 24, 2024 (“Amendment 2”, together with Amendment 1 and the Agreement, the “Main Agreement”).

The Parties now desire to amend the Main Agreement by this Amendment No. 3 (this “Amendment 3”, and thereafter referred to together with the Main Agreement as the “Agreement”) as entered into as of the date of the last signature of this Amendment 3 (the “Effective Date”) as follows:

AMENDMENT

1.	Definitions: Unless otherwise stated herein, the below definitions will apply as it relates to the subject matter of this Amendment 3, the following terms as referenced in the Main Agreement mean:

a.	“Effective Date” means the Effective Date of this Amendment 3.
b.	“Licensed Products” means only the Exclusive Licensed Products and Non-Exclusive Products listed in this Amendment 3
c.	“Exclusive Licensed Products” means only those part numbers listed in Section (13) herein.
d.	“Non-Exclusive Licensed Products” means only those part numbers listed in Section (14) herein.

2.	For purposes of this Amendment 3 only, Section 1.1(a), Purchase, Sale and Assignment of Assets of the Agreement is as follows:

1.1	Purchase, Sale and Assignment of Assets:

Subject to the terms and conditions of this Amendment 3, in exchange for payment by Purchaser to Seller of all the amounts set forth in Item 3 below, and Purchaser’s assumption of Assumed Liabilities, Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser all of Seller’s and its Affiliates’ right, title and interest in and to only the following assets as the same shall exist immediately prior to the Effective Date:

(i)	All Contracts set forth in Item 9 below.
(ii)	All Inventory set forth in Exhibit 1 hereto.
(iii)	All customer related documents (including price listing, historical transaction reports, and customer contact lists) and supplier contact lists, in each case to the extent relating to the Licensed Products and to the extent in the actual or constructive possession of Seller or any of its Affiliates on the Effective Date.
3.	For purposes of this Amendment 3 only, Section 1.4 Purchase Price, of the Agreement is as follows:

1.4 Purchase Price:

a.	The aggregate price to be paid for the Purchased Assets set forth in this Amendment 3 and the licenses granted thereto, shall be Four Million, Two Hundred Thousand US Dollars ($4,200,000.00 USD), due on the Business Day

immediately following the Effective Date of this Amendment 3. Purchaser shall pay the Purchase price by wire transfer in accordance with the instructions set forth on Schedule 1.4(c) of the Agreement. The Purchase Price will be subject to the inventory adjustment with respect to each Product Line, as set forth in Section 1.5 below. Purchaser shall pay the Purchase Price in accordance with the provisions of Section 1.4(b), 1.4(c) and 1.5 below.
b.	Purchaser and Seller agree and acknowledge that all payments made by Purchaser pursuant to this Section 1.4 are non-refundable and non-creditable. Subject to the indemnification provisions of this Agreement and Section 1.5, in no event shall Purchaser be able to recover the Purchase Price or any payments made under this Section 1.4. Seller may deduct any amount due to Seller under this Agreement (including any Exhibits or Attachments) against any amount due to Purchaser under this Agreement (including any Exhibits or Attachments). Purchaser may not deduct any amount due to Purchaser against any amount due to Seller.
c.	Title and risk of loss or damage to the Inventory in (5) below will pass to Purchaser when Seller places such Inventory at Purchaser’s disposal at the designated facility.
d.	Delivery terms are EX Works (Incoterms 2020), Seller’s designated facility. The Inventory will be delivered within thirty (30) Business Days of the Effective Date.
4.

[***]

5.	[***]
a.

6.	[***]

7.	[***]

8.	[***]

9.

[***]

10.	As of the Effective Date of this Amendment 3, Schedule 1.1(a)(ii), Inventory, Table 2 is hereby modified to add the Exhibit 1 hereto.

11.	As of the Effective Date of this Amendment 3, Schedule 1.3(e), Assumed Liabilities, Table 2 is hereby modified to add the Exhibit 2 hereto.

12.	As of the Effective Date of this Amendment 3, Schedule 2.1(a)(i), Table 2, Exclusive Licensed Products, is hereby modified to add the Part Numbers identified in Exhibit 3 hereto.

13.	As of the Effective Date of this Amendment 3, Schedule 2.1(a)(ii), Table 2, Non-Exclusive Licensed Products, is hereby modified to add the Part Numbers identified in Exhibit 4 hereto.

14.	[***]

15.	[***]

16.

[***]

17.	[***]

18.	[***]

19.	[***]

20.	[***]

21.	[***]

The Main Agreement, as amended hereby so that the rights and obligations of the Parties to the Main Agreement shall, on and from the date hereof, be governed and construed in accordance with the provisions of the Agreement, represents the entire agreement and understanding between the Parties with respect to the matters contained herein and therein.

** Signature Page to Follow**

All the provisions of the Main Agreement and any and all related agreements shall, save as amended by this Amendment 3, continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment 3 to be executed as of the date first written above by their respective officers thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.	HONEYWELL INTERNATIONAL INC.
Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit 1: Schedule 1.1(a)(ii), Inventory

Table 2: Legacy BGA Radios

[***]

Exhibit 2: Schedule 1.3(e), Assumed Liabilities

Table 2: Legacy BGA Radios

[***]

Exhibit 3: Schedule 2.1(a)(i) Exclusive Licensed Product

Table 2: Legacy BGA Radios

[***]

Exhibit 4: Schedule 2.1(a)(ii) Non-Exclusive Licensed Product

Table 2: Legacy BGA Radios

None.

Exhibit 5: Additional Part Numbers in Seller Review

[***]